UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2026

HERITAGE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Florida	001-39471	59-2291344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6130 Nancy Ridge Drive, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 847-0656

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	HGBL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2026, Heritage Global Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). As of April 6, 2026, the record date for the Annual Meeting, a total of 34,734,754 shares of the Company’s common stock and 563 shares of Series N Preferred Stock were outstanding and entitled to vote on all matters presented to the Company’s shareholders at the Annual Meeting. At the Annual Meeting, the Company’s shareholders considered the following proposals:

1.
To elect Michael Hexner and William Burnham as Class II directors; and
2.
To ratify the appointment of UHY LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026.

Michael Hexner and William Burnham were elected to serve as Class II directors. The results of the election were as follows:

	For	Withheld	Broker Non- Votes
Michael Hexner	12,393,622	331,369	10,793,957
William Burnham	12,591,056	133,935	10,793,957

UHY LLP was ratified as the Company’s independent auditor for the fiscal year ending December 31, 2026. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
23,370,993	145,179	2,776	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE GLOBAL INC.

Date: June 4, 2026	By:	/s/ Ross Dove
Ross Dove
Chief Executive Officer